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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 14, 2008
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     Twin Disc, Incorporated
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(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street Racine, Wisconsin 53403
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(Address of principal executive offices)

     Registrant's telephone number, including area code: (262)638-4000
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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On May 14, 2008, Twin Disc, Incorporated (the “Company”) issued a press release announcing that the Company’s Board of Directors has elected John H. Batten, age 42, as President and Chief Operating Officer of the Company effective July 1, 2008. In this new position, John Batten will be responsible for all manufacturing operations, as well as, marketing, engineering, human resources, and global distribution. In connection with the change in his position with the Company, no changes were made to John Batten’s current compensation arrangements as previously disclosed by the Company.

     Since 2004, John Batten has held the position of Executive Vice President responsible for European Operations and Global Marine Strategy and Product Development. A graduate of Yale University, and the University of Colorado, as well as the Harvard Business School Advance Management Program, John Batten previously served as Vice President, General Manager Marine and Propulsion, Commercial Manager – Marine Propulsion, and Applications Engineer since joining the Company in 1996. John Batten was elected a Director of the Company in 2002.

     John Batten is the son of Michael E. Batten, the current Chairman, President and Chief Executive Officer of the Company. As of July 1, 2008, Michael Batten will no longer serve as President of the Company, but will continue to serve as the Company’s Chairman and Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits.
EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release announcing appointment of John H. Batten as President and Chief Operating Officer, effective July 1, 2008.

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SIGNATURE

     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 14, 2008                                                      Twin Disc, Incorporated

                                                                        /s/ THOMAS E. VALENTYN
                                                                        Thomas E. Valentyn
                                                                        General Counsel and Secretary